EXHIBIT 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

November 14, 2018

DropCar, Inc.
1412 Broadway, Suite 2105
New York, New York 10018

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Prospectus Supplement, dated November 14, 2018, to a Prospectus dated November 9, 2018 (the “Prospectus” and “Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-227858 (the “Registration Statement”), filed by DropCar, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Pre-Funded Series K Warrants (the “Warrants”) to purchase an aggregate of 1,666,666 shares (the “Warrant Shares”) of its common stock, $0.0001 par value per share (the “Common Stock”). The Warrants are to be sold pursuant to a Securities Purchase Agreement dated November 14, 2018 by and between the Company and the Purchaser named therein (the “Purchase Agreement”), which is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 and incorporated by reference into the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Certificate of Incorporation of the Company, as amended through the date hereof; (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the Board of Directors of the Company (the “Board”) relating to the issuance, sale and registration of the Warrants and the Warrant Shares; (iv) the Registration Statement, together with the exhibits thereto filed with the Commission; (v) the Prospectus and Prospectus Supplement; (vi) such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and (vii) the Purchase Agreement, the form of Warrant and the transactions contemplated thereby. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

BOSTON       LONDON       LOS ANGELES       NEW YORK       SAN DIEGO       SAN FRANCISCO      WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ

November 14, 2018

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Warrants or the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that:

1.
The Warrants have been authorized for issuance and, when issued and paid for in accordance with the Purchase Agreement and the Prospectus Supplement, will be duly authorized and validly issued.

2.
The Warrant Shares have been authorized for issuance and, when issued and paid for in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to a Quarterly Report on Form 10-Q for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm's name under the caption "Legal Matters" in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

BOSTON       LONDON       LOS ANGELES       NEW YORK       SAN DIEGO       SAN FRANCISCO      WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.